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                                                                    Exhibit 23.1

                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1997 Trintech Group plc Share Option Scheme, as amended and the Exceptis Technologies Limited Share Option Scheme of our report dated February 26, 2001, with respect to the consolidated financial statements and schedule of Trintech Group plc included in the Annual Report on Form 20-F for the fiscal year ended January 31, 2001, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG

Dublin, Ireland
October 25, 2001